ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 23, 2000, included in Main Street and Main Incorporated's Form 10-K for the year ended December 27, 1999, and to all references to our firm included in this registration statement.


                                        /s/ Arthur Andersen LLP


Phoenix, Arizona
July 24, 2000